UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 17, 2025
BlackSky Technology Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39113	83-1833760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2411 Dulles Corner Park
Suite 300
Herndon,	Virginia	20171
(Address of principal executive offices)		(Zip code)
(571) 267-1571
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BKSY	The New York Stock Exchange
Warrants, exercisable for shares of Class A common stock at an exercise price of $92.00 per share	BKSY.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement
Indenture and Notes
On July 22, 2025, BlackSky Technology Inc. (the “Company”) completed its previously announced private offering (the “Offering”) of $185 million aggregate principal amount of 8.25% Convertible Senior Notes due 2033 (the “Notes”), including the exercise in full of the initial purchasers’ option to purchase up to an additional $25 million principal amount of the Notes. The Notes were issued pursuant to an indenture, dated July 22, 2025 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee.
The Notes are general senior unsecured obligations of the Company and will accrue interest payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2026, at a rate of 8.25% per year. The Notes will mature on August 1, 2033, unless earlier converted, redeemed or repurchased.
The Notes are convertible at the option of the holders at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”) or a combination of cash and shares of Class A common stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture.
The conversion rate of the Notes will initially be 27.1909 shares of Class A common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $36.78 per share of Class A common stock. The initial conversion price of the Notes represents a premium of approximately 30% over the last reported sale price of the Class A common stock on The New York Stock Exchange on July 17, 2025. The conversion rate for the Notes is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption in respect of the Notes, the Company will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related redemption period (as defined in the Indenture), as the case may be.
The Company may not redeem the Notes prior to August 4, 2028. The Company may redeem for cash all or any portion of the Notes (subject to certain limitations), at its option, on or after August 4, 2028 and prior to the 26th scheduled trading day immediately preceding the maturity date, if the last reported sale price of the Class A common stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, and if certain liquidity conditions are satisfied, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
Holders of Notes may require the Company to repurchase for cash all or any portion of their Notes on August 6, 2030 at a repurchase price equal to 100% of the principal amount of Notes to be repurchased, plus accrued and unpaid interest to, but excluding, August 6, 2030. In addition, if the Company undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as set forth in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:
•default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;
•default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days;
•failure by the Company to give (i) a fundamental change notice or notice of a make-whole fundamental change (each as described in the Indenture), in either case when due and such failure continues for five business days, or (ii) notice of a specified distribution (as described in the Indenture) when due and such failure continues for one business day;
•failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;
•failure by the Company to comply with any of the Company’s other agreements in the Notes or the Indenture for 60 days after receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding;
•default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $20 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and
•certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries.
In case of certain bankruptcy and insolvency-related events of default with respect to the Company, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If an event of default, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, the trustee, by written notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by written notice to the Company and the trustee, may, declare 100% of the principal of, and accrued and unpaid interest on, all the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to the failure by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day that such event of default is continuing during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such event of default, as long as such event of default is continuing.
The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such qualified successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

A copy of the Indenture is attached hereto as Exhibit 4.1 (including the form of the Notes attached hereto as Exhibit 4.2) and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).
Proceeds
The Company’s net proceeds from the Offering were approximately $177.9 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used a portion of the net proceeds from the Offering (i) to repay outstanding borrowings (and pay the related prepayment premium) under, and terminate, the Amended and Restated Loan and Security Agreement, dated October 31, 2019, by and between the Company, certain of its subsidiaries, Intelsat Jackson Holdings SA and Seahawk SPV Investment LLC, as amended (the “Related Party Loan Facility”) and (ii) to repay outstanding borrowings (and pay the related prepayment premium) under, and terminate, the Loan and Security Agreement, dated as of April 11, 2024, by and among the Company, certain of its subsidiaries and Stifel Bank (the “Revolver”). The Company expects to use the remaining net proceeds from the Offering for general corporate purposes, which may include working capital, operating expenses, capital expenditures and strategic investments in complementary capabilities. Each of the Related Party Loan Facility and the Revolver was terminated effective July 22, 2025.
Item 1.02.    Termination of a Material Definitive Agreement.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02.    Unregistered Sale of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated July 17, 2025 by and among the Company and the initial purchasers.
The Notes and the shares of Class A common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
To the extent that any shares of Class A common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Class A common stock. Initially, a maximum of 6,539,417 shares of Class A common stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 35.3482 shares of Class A common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.
Item 8.01.     Other Events.
On July 17, 2025, the Company issued a press release announcing the proposed Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
On July 18, 2025, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements
Certain statements and other information included in this Current Report on Form 8-K constitute forward-looking statements under applicable securities laws. Words such as “may”, “will”, “could”, “should”, “would”, “plan”, “potential”, “intend”, “anticipate”, “believe”, “estimate”, “future”, “opportunity”, “will likely result”, or “expect” and other words, terms, and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical fact, contained in this Current Report on Form 8-K, including statements regarding the Company’s expectations regarding the use of net proceeds from the Offering, are forward-looking statements.
Forward-looking statements are subject to various risks and uncertainties, which could cause actual results to differ materially from the anticipated results or expectations expressed in this Current Report on Form 8-K. As a result, although the Company’s management believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, factors such as market risks, trends and conditions, as well as the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and other disclosures about the Company and its business included in the Company’s disclosure materials filed from time to time with the SEC, which are available on the SEC’s website at www.sec.gov.
The forward-looking statements contained in this Current Report on Form 8-K are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this Current Report on Form 8-K and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information or future events, except as may be required under applicable securities law.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of July 22, 2025, by and between BlackSky Technology Inc. and U.S. Bank Trust Company, National Association, as Trustee.
4.2	Form of Global Note, representing BlackSky Technology Inc.’s 8.25% Convertible Senior Notes due 2033 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
99.1	Press Release, dated July 17, 2025.
99.2	Press Release, dated July 18, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 22, 2025

BLACKSKY TECHNOLOGY INC.

By:	/s/ Henry Dubois
Name: Henry Dubois
Title: Chief Financial Officer